Exhibit 99.1

AV Homes Reports Results for Third Quarter 2017

Third Quarter 2017 Highlights - as compared to the prior year third quarter (unless otherwise noted)

•	Total revenue increased slightly to $205.7 million
•	Homebuilding revenue was $201.7 million, comparable to prior year third quarter
•	Homes delivered decreased 4.3% to 608 units
•	Average selling price for homes delivered increased 4.4% to $332,000 per home

Scottsdale, AZ (October 26, 2017) – AV Homes, Inc. (Nasdaq: AVHI), a developer and builder of residential communities in Florida, the Carolinas and Arizona, today announced results for its third quarter ended September 30, 2017.  Total revenue for the third quarter of 2017 increased slightly to $205.7 million, from $205.4 million in the third quarter of 2016.  Net loss and diluted loss per share was $1.5 million and $0.07 per share, respectively, which included a pre-tax charge of $6.9 million ($4.2 million after-tax, or $0.19 per share) related to redemption costs for the remainder of the Company’s 8.50% Senior Notes that were refinanced with new 6.625% Senior Notes.  Net income and diluted income per share for the third quarter 2016 was $11.9 million and $0.49 per share, respectively, and included only a nominal income tax provision due to the reversal of the valuation allowance of the deferred tax assets in 2016.

Roger A. Cregg, President and Chief Executive Officer, commented, “We continue to remain on target to achieve our full year 2017 performance targets, as evidenced by the reaffirmation of our guidance again this quarter, despite the interruption by hurricane Irma in our Florida markets.”  Mr. Cregg continued, “We remain focused on sourcing new land opportunities for communities to provide future growth and performance in the operations.  Over the last three quarters, we approved, or have under contract, more than 3,000 lots, as we picked up the pace of activity in all of our current markets.  Overall, our outlook continues to remains positive, supported by a favorable macroeconomic and housing environment.”

Homebuilding revenue remained comparable to the prior year third quarter with the 4.4% increase in the average selling price offsetting a 4.3% decrease in units primarily due to lower community counts in Florida and Arizona.  During the third quarter of 2017, the Company delivered 608 homes, compared to 635 homes delivered during the third quarter of 2016, and the average unit price per closing improved to approximately $332,000 from approximately $318,000 in the third quarter of 2016 due to price increases and improvements in the mix of homes sold.

Homebuilding gross margin was 16.4% in the third quarter of 2017 compared to 18.8% in the third quarter of 2016 with comparable margins year over year in the Arizona market being more than offset by gross margin declines in the Florida and Carolina markets.  Homebuilding gross margin is inclusive of the impact associated with the expensing of previously capitalized interest of 2.6% and 2.7% in the 2017 and 2016 periods, respectively.

Total SG&A expense as a percent of homebuilding revenue was 13.4% in the third quarter of 2017 compared to 12.6% in the third quarter of 2016.  Homebuilding SG&A expense as a percentage of homebuilding revenue was 11.1% in the third quarter of 2017 compared to 10.8% in the third quarter of 2016.  Corporate general and administrative expenses as a percentage of homebuilding revenue were 2.3% in the third quarter of 2017 compared to 1.8% in the same period a year ago.

The number of new housing contracts signed, net of cancellations, during the three months ended September 30, 2017 was 551 units, compared to 572 units during the same period in 2016.  The average sales price on contracts signed in the third quarter of 2017 increased 1.9% to approximately $330,000 from approximately $324,000 in the third quarter of 2016.  The aggregate dollar value of the contracts signed during the third quarter was $182.0 million, compared to $185.4 million during the same period one year ago.  The backlog value of homes under contract but not yet closed as of September 30, 2017 decreased 4.0% to $333.2 million on 1,013 units, compared to $347.1 million on 1,081 units as of September 30, 2016.

The Company will hold a conference call and webcast on Friday, October 27, 2017 to discuss its third quarter financial results.  The conference call will begin at 8:30 a.m. EDT.  The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on October 27, 2017 beginning at 11:30 a.m. EDT and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 98676473. The telephonic replay will be available until November 3, 2017. The webcast, which can be accessed by going to the Investor Relations section of AV Homes’ website at www.avhomesinc.com, is accompanied by an Investor Presentation.  A replay of the original webcast will be available shortly after the call.

AV Homes, Inc. is engaged in homebuilding and community development in Florida, the Carolinas and Arizona. Its principal operations are conducted in the greater Orlando, Jacksonville, Phoenix, Charlotte and Raleigh markets. The Company builds communities that serve both active adults (55 years and older) as well as people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI. For more information, visit www.avhomesinc.com.

This news release, the conference call, webcast and other related items contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward looking statements, which include references to our outlook for 2017, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the homebuilding industry and its dependence on broader economic conditions; availability and suitability of undeveloped land and improved lots; our ability to develop communities within expected timeframes; increases in interest rates and availability of mortgage financing; the prices and supply of building materials; the availability and skill of subcontractors; competition for home buyers, properties, financing, raw materials and skilled labor; our ability to access sufficient capital; our ability to generate sufficient cash to service our indebtedness; terms of our financing documents that may restrict our operations and corporate actions; fluctuations in interest rates; our current level of indebtedness and potential need for additional financing; our ability to purchase outstanding notes upon certain fundamental changes; our ability to obtain letters of credit and surety bonds; cancellations of home sale orders; the geographic concentration of our operations; inflation affecting homebuilding costs or deflation affecting declines in spending and borrowing levels; our ability to successfully integrate acquired businesses and recognize anticipated benefits; elimination or reduction of tax benefits associated with home ownership; warranty and construction defect claims; health and safety incidents in homebuilding activities; the seasonal nature of our business; impacts of weather conditions and natural disasters; resource shortages and rate fluctuations; value and costs related to our land and lot inventory; overall market supply and demand for new homes; our ability to recover our costs in the event of reduced home sales; conflicts of interest involving our largest stockholder; contractual restrictions under a stockholders agreement with our largest stockholder; dependence on our senior management; effect of our expansion efforts on our cash flows and profitability; effects of government regulation of development and homebuilding projects; development liabilities that may impose payment obligations on us; our ability to utilize our deferred income tax asset; impact of environmental changes and governmental actions in response to environmental changes; dependence on digital technologies and related cyber risks; future sales or dilution of our equity; impairment of intangible assets; and other factors described in our most recent Annual Report on Form 10-K for and our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov.  Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call, the Investor Presentation and the webcast. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Contact:

Mike Burnett

EVP, Chief Financial Officer

480-214-7408

m.burnett@avhomesinc.com

AV HOMES, INC. AND SUBSIDIARIES

Unaudited Consolidated Statements of Operations and Comprehensive Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Revenues
Homebuilding	$201,724	$201,821	$547,268	$507,659
Amenity and other	3,875	3,315	12,637	8,834
Land sales	140	291	2,576	1,120
Total revenues	205,739	205,427	562,481	517,613

Expenses
Homebuilding cost of revenue	168,555	163,911	454,020	414,290
Amenity and other	3,167	3,101	11,063	8,057
Land sales	124	295	1,286	685
Total real estate expenses	171,846	167,307	466,369	423,032
Selling, general and administrative expenses	27,085	25,484	76,470	71,639
Interest income and other	(407)	—	(665)	(1)
Interest expense	2,625	701	7,147	2,853
Loss on extinguishment of debt	6,939	—	9,872	—
Total expenses	208,088	193,492	559,193	497,523

Income (loss) before income taxes	(2,349)	11,935	3,288	20,090
Income tax expense (benefit)	(872)	38	1,679	(109,959)
Net income (loss) and comprehensive income (loss)	$(1,477)	$11,897	$1,609	$130,049

Basic earnings (loss) per share	$(0.07)	$0.53	$0.07	$5.81
Basic weighted average shares outstanding	22,504	22,416	22,487	22,403

Diluted earnings (loss) per share	$(0.07)	$0.49	$0.07	$5.02
Diluted weighted average shares outstanding	22,504	26,654	22,674	26,606

AV HOMES, INC. AND SUBSIDIARIES

Unaudited Consolidated Balance Sheets

(in thousands)

	September 30,	December 31,
	2017	2016
Assets	(unaudited)
Cash and cash equivalents	$169,332	$67,792
Restricted cash	1,182	1,231
Receivables	8,016	10,827
Land and other inventories	679,895	584,408
Property and equipment, net	33,209	33,680
Prepaid expenses and other assets	12,664	12,753
Deferred tax assets, net	108,734	110,257
Goodwill	30,003	19,285
Total assets	$1,043,035	$840,233

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$37,223	$37,387
Accrued and other liabilities	32,639	34,298
Customer deposits	14,894	9,979
Estimated development liability	31,700	32,102
Senior debt, net	471,644	275,660
Total liabilities	588,100	389,426

Stockholders’ equity
Common stock, par value $1 per share	22,567	22,624
Additional paid-in capital	404,187	401,558
Retained earnings	31,200	29,644
	457,954	453,826
Treasury stock	(3,019)	(3,019)
Total stockholders’ equity	454,935	450,807
Total liabilities and stockholders’ equity	$1,043,035	$840,233

The following table provides a comparison of certain financial data related to our operations for the three and nine months ended September 30, 2017 and 2016 (in thousands):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Operating income:
Florida
Revenues:
Homebuilding	$81,796	$96,943	$231,395	$251,587
Amenity and other	3,875	3,315	12,637	8,834
Land sales	30	26	1,499	670
Total revenues	85,701	100,284	245,531	261,091
Expenses:
Homebuilding cost of revenue	64,739	74,872	183,373	196,045
Homebuilding selling, general and administrative	9,837	12,189	28,241	33,374
Amenity and other	3,145	3,075	11,000	7,978
Land sales	14	6	210	225
Segment operating income	$7,966	$10,142	$22,707	$23,469

Carolinas
Revenues:
Homebuilding	$84,893	$62,864	$214,255	$151,817
Land sales	110	265	892	265
Total revenues	85,003	63,129	215,147	152,082
Expenses:
Homebuilding cost of revenue	74,376	53,803	184,557	130,573
Homebuilding selling, general and administrative	8,791	5,744	22,954	15,525
Land sales	110	289	896	289
Segment operating income	$1,726	$3,293	$6,740	$5,695

Arizona
Revenues:
Homebuilding	$35,035	$42,014	$101,618	$104,255
Land sales	—	—	185	185
Total revenues	35,035	42,014	101,803	104,440
Expenses:
Homebuilding cost of revenue	29,440	35,236	86,090	87,672
Homebuilding selling, general and administrative	3,797	3,854	10,950	10,773
Amenity and other	22	26	63	79
Land sales	—	—	180	171
Segment operating income	$1,776	$2,898	$4,520	$5,745

Operating income	$11,468	$16,333	$33,967	$34,909

Unallocated income (expenses):
Interest income and other	407	—	665	1
Corporate general and administrative expenses	(4,660)	(3,697)	(14,325)	(11,967)
Loss on extinguishment of debt	(6,939)	—	(9,872)	—
Interest expense	(2,625)	(701)	(7,147)	(2,853)
Income (loss) before income taxes	(2,349)	11,935	3,288	20,090
Income tax expense (benefit)	(872)	38	1,679	(109,959)
Net income (loss)	$(1,477)	$11,897	$1,609	$130,049

Data from closings for the Florida, Carolinas and Arizona segments for the three and nine months ended September 30, 2017 and 2016 is summarized as follows (dollars in thousands):

			Average
	Number		Price
For the three months ended September 30,	of Units	Revenues	Per Unit
2017
Florida	279	$81,796	$293
Carolinas	227	84,893	374
Arizona	102	35,035	343
Total	608	$201,724	332

2016
Florida	340	$96,943	$285
Carolinas	166	62,864	379
Arizona	129	42,014	326
Total	635	$201,821	318

			Average
	Number		Price
For the nine months ended September 30,	of Units	Revenues	Per Unit
2017
Florida	794	$231,395	$291
Carolinas	569	214,255	377
Arizona	302	101,618	336
Total	1,665	$547,268	329

2016
Florida	904	$251,587	$278
Carolinas	413	151,817	368
Arizona	340	104,255	307
Total	1,657	$507,659	306

Data from contracts signed for the Florida, Carolinas and Arizona segments for the three and nine months ended September 30, 2017 and 2016 is summarized as follows (dollars in thousands):

	Gross
	Number		Contracts		Average
	of Contracts		Signed, Net of	Dollar	Price Per
For the three months ended September 30,	Signed	Cancellations	Cancellations	Value	Unit
2017
Florida	271	(25)	246	$73,070	$297
Carolinas	225	(32)	193	69,357	359
Arizona	132	(20)	112	39,607	354
Total	628	(77)	551	$182,034	330

2016
Florida	373	(68)	305	$89,076	$292
Carolinas	191	(20)	171	64,457	377
Arizona	125	(29)	96	31,896	332
Total	689	(117)	572	$185,429	324

	Gross
	Number		Contracts		Average
	of Contracts		Signed, Net of	Dollar	Price Per
For the nine months ended September 30,	Signed	Cancellations	Cancellations	Value	Unit
2017
Florida	1,078	(100)	978	$286,905	$293
Carolinas	666	(81)	585	216,440	370
Arizona	414	(71)	343	117,173	342
Total	2,158	(252)	1,906	$620,518	326

2016
Florida	1,245	(201)	1,044	$294,413	$282
Carolinas	591	(53)	538	200,827	373
Arizona	465	(108)	357	113,427	318
Total	2,301	(362)	1,939	$608,667	314

Backlog for the Florida, Carolinas and Arizona segments as of September 30, 2017 and 2016 is summarized as follows (dollars in thousands):

			Average
	Number	Dollar	Price
As of September 30,	of Units	Volume	Per Unit
2017
Florida	526	$157,054	$299
Carolinas	277	103,152	372
Arizona	210	72,967	347
Total	1,013	$333,173	329

2016
Florida	556	$160,007	$288
Carolinas	275	105,302	383
Arizona	250	81,834	327
Total	1,081	$347,143	321

AV HOMES, INC. AND SUBSIDIARIES

Unaudited Supplemental Information

(in thousands)

The following table represents interest incurred, interest capitalized, and interest expense for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Interest incurred	$8,523	$6,483	$24,046	$19,873
Interest capitalized	(5,898)	(5,782)	(16,899)	(17,020)
Interest expense	$2,625	$701	$7,147	$2,853

The following table represents depreciation and amortization expense and the amortization of previously capitalized interest for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Depreciation and amortization (1)	$1,055	$910	$2,971	$2,592
Amortization of previously capitalized interest	5,344	5,492	15,274	14,013

(1) Depreciation and amortization does not include the amortization of debt issuance costs, which is recorded in interest expense.

The following table represents a reconciliation of the net income (loss) and weighted average shares outstanding for the calculation of basic and diluted earnings (loss) per share for the three and nine months ended September 30, 2017 and 2016:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
Numerator:
Basic net income (loss)	$(1,477)	$11,897	$1,609	$130,049
Effect of dilutive securities	—	1,201	—	3,600
Diluted net income (loss)	$(1,477)	$13,098	$1,609	$133,649

Denominator:
Basic weighted average shares outstanding	22,504	22,416	22,487	22,403
Effect of dilutive securities	—	4,238	187	4,203
Diluted weighted average shares outstanding	22,504	26,654	22,674	26,606

Basic earnings (loss) per share	$(0.07)	$0.53	$0.07	$5.81
Diluted earnings (loss) per share	$(0.07)	$0.49	$0.07	$5.02